Exhibit 3.346

SALC, INC.

BY-LAWS

ARTICLE I

OFFICES

1.1 The principal office of the corporation shall be located in San Antonio, Texas.

1.2 The corporation may also have offices at such other places both within and without the State of Texas as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

2.1 Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the board of directors and stated in the notice of meeting.

2.3. Special meetings of the shareholders for any purpose or purposes may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning one-tenth of all the shares entitled to vote at the meetings. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.4 Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.5 The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, provided a quorum shall be present or represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.6 If a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the articles of incorporation.

2.7 Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

2.8 Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

3.1 The number of directors which shall constitute the whole board of directors shall be not less than one. Such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.2, and each director elected shall hold office until his successor shall be elected and qualify. Directors need not be residents of Texas or shareholders of the corporation.

3.2 Any vacancy occurring in the board of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.3 The number of directors may be increased or decreased from time to time as provided in these by-laws but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by (a) election at an annual or special meeting of shareholders duly called and held for such purpose or (b) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.4 Any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose.

MEETINGS OF THE BOARD OF DIRECTORS

3.5 Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

3.6 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of shareholders, and at the same place, unless by the unanimous consent of the directors then elected and serving such time or place shall be changed.

3.7 Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

3.8 Special meetings of the board of directors may be called by the chairman of the board of directors or the president and shall be called by the secretary on the written request of two directors. Notice of each special meeting of the board of directors shall be given to each director at least two days before the date of the meeting.

3.9 Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by the by-laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

3.10 At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless otherwise specifically provided by law, the articles of incorporation or the by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 The board of directors, by resolution passed by a majority of the full board, may from time to time designate a member or members of the board to constitute committees, including an executive committee, which shall in each case consist of one or more directors and shall have and may exercise such powers, as the board may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.12 Any action required or permitted to be taken at a meeting of the board of directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors or committee, as the case may be.

3.13 By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

4.1 Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram.

4.2 Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

5.1 The officers of the corporation shall be elected by the board of directors and shall consist of a president and a secretary, neither of whom need be a member of the board. Two or more offices may be held by the same person.

5.2 The board of directors may also elect a chairman of the board, a vice chairman of the board, an assistant president, a treasurer, and one or more vice presidents, assistant secretaries and treasurers, none of whom need be a member of the board. The board of directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the board deems advisable.

5.3 The board of directors may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these by-laws.

5.4 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

5.5 The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the board of directors may be removed at any time by the board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

THE CHAIRMAN OF THE BOARD

5.6 The chairman of the board, if one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may from time to time be prescribed by the board of directors, upon written directions given to him pursuant to resolutions duly adopted by the board of directors.

THE PRESIDENT

5.7 The president shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall preside at all meetings of the shareholders.

THE VICE PRESIDENT

5.8 The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

THE SECRETARY AND ASSISTANT SECRETARIES

5.9 The secretary shall attend all meetings of the board of directors and all meetings of shareholders and record all of the proceedings of the meetings of the board of directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary or of the treasurer.

5.10 The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

THE TREASURER AND ASSISTANT TREASURERS

5.11 The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

5.12 The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render the president and the board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

5.13 If required by the board of directors, the treasurer shall give the corporation a bond of such type, character and amount as the board of directors may require.

5.14 The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.1 The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

6.2 The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

6.3 The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.4 Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

6.5 For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

REGISTERED SHAREHOLDERS

6.6 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.

LIST OF SHAREHOLDERS

6.7 The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

7.1 Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the corporation’s own shares, subject to any provisions of the articles of incorporation.

7.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

7.3 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

7.4 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

7.5 The corporate seal shall be in such form as may be prescribed by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

BOOKS AND RECORDS

7.6 The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

ARTICLE VIII

AMENDMENTS

8.1 The by-laws may be altered, amended, or repealed or new by-laws may be adopted by a majority of the whole board of directors at any regular or special meeting.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.1 Article 2.02-1 of the Texas Business Corporation Act permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by such Article. The corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by such Article promptly upon request of any such person making a request for indemnity hereunder. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by such Article and subject to the conditions thereof.

UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF SALC, INC.

Effective as of August 20, 2014

The Board of Directors of SALC, Inc., a Texas corporation (the “Company”), acting pursuant to Section 21.415(b) of the Texas Business Organizations Code, by the signature and with the approval and consent of the undersigned, who constitute all of the members of the Board of Directors of the Company (the “Board”), hereby takes the following action in lieu of a meeting:

AMENDMENT OF BYLAWS

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the By-laws of the Company (the “By-laws”) to reflect the replacement of the Texas Business Corporation Act by the Texas Business Organizations Code (the “By-law Amendment”); and

WHEREAS, Article VIII, Section 8.1 of the By-laws permits the amendment of the By-laws by a majority of the Board; now, therefore be it

RESOLVED, that Article IX, Section 9.1 of the By-laws shall be deleted in its entirety and replaced as follows:

9.1 Section 8.101 of the Texas Business Organizations Code permits the corporation to indemnify its present and former directors and officers to the extent and under the circumstances set forth therein. In addition, in some instances, indemnification is required by Section 8.051 of the Texas Business Organizations Code. The corporation hereby elects to and does hereby indemnify all such persons to the fullest extent permitted or required by Section 8.101 of the Texas Business Organizations Code promptly upon request of any such person making a request for indemnity hereunder. Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the corporation shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by Section 8.101 of the Texas Business Organizations Code and subject to the conditions thereof.

ISSUANCE OF STOCK CERTIFICATE

WHEREAS, Doubletree Hotels LLC (the “Record Owner”) currently owns one hundred percent (100%) of the Company and wishes to have its stock certificate representing one thousand (1,000) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) replaced;

WHEREAS, Section 8.405 of the Texas Business and Commerce Code authorizes the Board to replace a lost stock certificate;

WHEREAS, Section 6.3 of the bylaws of the Company authorizes the Board to prescribe conditions precedent to the issuance of a replacement stock certificate;

WHEREAS, the Company has received from the Record Owner an Affidavit of Lost Stock Certificate, of even date herewith, in which the Record Owner stated, among other things, that one thousand (1,000) shares of Common Stock owned by the Record Owner were represented by a certificate (the “Original Certificate”), the Record Owner has conducted a diligent search for its Original Certificate and believes it to have been lost, stolen, or destroyed, and the Record Owner has agreed that if it finds or recovers the Original Certificate, the Record Owner will immediately forward the Original Certificate to the Company for cancellation; and

WHEREAS, the Company has received from the Record Owner an Indemnification Letter Agreement, of even date herewith, in which the Record Owner agreed to, among other things, indemnify the Company for any loss or damage the Company may sustain as a result of the loss of the Original Certificate; now, therefore be it

RESOLVED, that the Board has determined that the Record Owner has satisfied the Company’s conditions precedent to the issuance of a replacement stock certificate as specified in the applicable statutes and bylaws of the Company; and, be it

FURTHER RESOLVED, that the Record Owner’s Original Certificate that has been sworn to have been lost, stolen, or destroyed is hereby cancelled; and, be it

FURTHER RESOLVED, that the President and Secretary of the Company, or such other officers as may be authorized by the Company’s articles of incorporation or bylaws, be, and the same hereby are, directed to execute and cause to be executed, and deliver and cause to be delivered to the Record Owner, in replacement of the Record Owner’s lost Original Certificate that has been cancelled, a stock certificate, in a form acceptable to the Company, representing an aggregate of one thousand (1,000) shares of Common Stock of the Company that were previously represented by the Original Certificate; and, be it

FURTHER RESOLVED, that the shares previously issued to the Record Owner were offered and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and applicable state “Blue Sky” laws, as amended, and as a result, certain restrictions and limitations on the offer, sale and transfer by the holders thereof shall be imposed and enforced by the Company’s officers, as legal counsel for the Company shall advise.

OMNIBUS RESOLUTIONS

RESOLVED, that the proper officers of the Company be and each acting alone is hereby authorized, empowered, and directed, acting for, on behalf of, and in the name of the Company, to take all such action to execute, deliver, file, and record all such notices, requests, demands, directions, consents, approvals, orders, applications, certificates, agreements, undertakings, supplements, amendments, further assurances, other instruments or communications, and other documents, and to pay or cause to be paid on behalf of the Company any related costs and expenses, and to take such other actions as such officer shall approve as necessary or desirable in order to accomplish the purpose and intent of the foregoing resolutions, the taking of such action and the preparation, execution, delivery and performance of any such notices, requests, demands, directions, consents, approvals, orders, applications, certificates, agreements, undertakings, supplements, amendments, further assurances, other instruments or communications, or other documents or the performance of any such act shall be conclusive evidence of the approval of the Company thereof and all matters relating thereto; and, be it

FURTHER RESOLVED, that all actions heretofore taken by the proper officers of the Company with respect to the foregoing transactions and all other matters contemplated by the foregoing resolutions are hereby in all respects, approved, adopted, ratified and confirmed.

IN WITNESS WHEREOF, the undersigned director has executed this Unanimous Written Consent as of the date first written.

Joseph Palmeiri, Director